UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 10, 2007, the Board of Directors of Allin Corporation (the “Company”) approved the grant of options to Dean C. Praskach, the Company’s Chief Financial Officer, Secretary, Treasurer, and Vice President-Finance, to purchase 20,000 shares of the Company’s common stock. The Company’s Board of Directors granted such options in conjunction with grants for the senior staff of the Company as a long term incentive as part of the Company’s overall compensation program. The Company intends to amend its employment agreement with Mr. Praskach with regard to the grant of options. The exercise price of each option was equal to $0.85 per share, the closing price of the common stock as reported by the OTC Bulletin Board on July 10, 2007, the date of grant. The options will expire on the seventh anniversary of the date of grant. The options will vest ratably at 20% per year on the anniversary of issuance, subject to immediate vesting upon a change of control of the Company as specified in Mr. Praskach’s employment agreement, as previously amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: July 12, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)